                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to Form S-3 Registration Statement and related Prospectus of Commerce One, Inc. for the registration of 367,993 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 2000, with respect to the consolidated financial statements and financial statement schedule of Commerce One, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP


Walnut Creek, California
January 11, 2001